UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On May 23, 2016, CannaSys, Inc., entered into Amendment No. 1 to Transaction Documents with B44, LLC, a Colorado limited liability company, and Kodiak Capital Group, LLC, a Delaware limited liability. The amendment was executed by all parties on May 25, 2016. In connection therewith, on May 23, 2016, CannaSys issued a Second Amended and Restated Convertible Promissory Note (the "Amended Note") in the principal amount of $50,000 to Kodiak Capital Group. The Amended Note amends and restates an unsecured promissory note with a principal balance of $50,000, dated June 26, 2015, in favor of B44 (the "Original Note"), which B44 had earlier assigned to Kodiak Capital Group. The Amended Note was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Kodiak Capital Group is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.44	Second Amended and Restated Promissory Note for $50,000 to Kodiak Capital Group, LLC, issued May 23, 2016	Attached
10.45	Amendment No. 1 to Transaction Documents among CannaSys, Inc., Kodiak Capital Group, LLC, and B44, LLC, fully executed on May 25, 2016	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: June 3, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer